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                                                                      Exhibit i.
                                               April 27, 2000



CIGNA Funds Group
100 Front Street
Suite 300
Worcester, MA  01601

Ladies and Gentlemen:

         Reference is made to Post-Effective Amendment No. 64 to the Registration Statement of CIGNA Funds Group (the "Trust") on Form N-1A (Registration No. 811-1646) filed with the Securities and Exchange Commission with respect to Money Market Fund, Large Company Stock Index Fund, Balanced Fund, Core Plus Fixed Income Fund, Emerging Markets Debt Fund, High Grade Fixed Income Fund, Foreign Stock Fund, Large Company Stock Growth Fund, Large Company Stock Value Fund, Small Company Stock Growth Fund, Small Company Stock Value Fund, and Ultra Core Plus Fixed Income Fund (the "Funds"), each a series of the Trust, and specifically to Item 24(b) thereof. We hereby consent to the incorporation by reference therein of our opinion dated December 23, 1999 filed as an Exhibit to Post-Effective Amendment No. 63 to such Registration Statement.

                                         Very truly yours,

                                         /S/ GOODWIN, PROCTER & HOAR LLP

                                         GOODWIN, PROCTER & HOAR LLP





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